UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

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ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering Drive, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 27, 2006, ICO, Inc. (the “Company”) entered into a five-year, $45,000,000 Credit Agreement (the “Credit Agreement”) with KeyBank National Association and Wells Fargo Bank, National Association (the “Lenders”). The Credit Agreement is described and attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 30, 2006. The borrowing capacity available to the Company under the Credit Agreement consists of a five-year, $15,000,000 term loan and a five-year, $30,000,000 revolving credit facility.

Under the original terms of the Credit Agreement, the Lenders’ commitment with regard to the $15,000,000 term loan is conditioned upon, among other things, the Company incurring a single Term Borrowing (as defined in the Credit Agreement) in the entire amount of $15,000,000 on or before April 26, 2007. The Company has not, to date, incurred the referenced $15,000,000 Term Borrowing.

On April 25, 2007, the Company and the Lenders entered into Amendment No. 1 and Waiver to Credit Agreement (the “First Amendment”), amending the Credit Agreement. The First Amendment extends the deadline for an additional 60 days, until June 25, 2007, for the Company to incur the $15,000,000 Term Borrowing under the Credit Agreement.

Pursuant to the First Amendment, the Lenders also permanently waive an existing default under the Credit Agreement resulting from the Company’s Australian operating subsidiary’s violation of a covenant set forth in the Australian subsidiary’s credit agreement with its lender in Australia.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 hereto.

ITEM 7.01 Regulation FD Disclosure

As reported in a Current Report on Form 8-K filed by the Company on March 14, 2007, Dario Masutti, President of ICO Courtenay - Australasia, entered into a prearranged stock trading plan (the “10b5-1 Plan”) in accordance with the Securities and Exchange Commission’s (SEC) Rule 10b5-1 and the Company’s policies. The 10b5-1 Plan provided for the sale of up to 97,600 shares of the Company’s common stock (consisting of shares owned by Mr. Masutti and shares to be issued upon the exercise of vested stock options).

Effective April 24, 2007, Mr. Masutti terminated the 10b5-1 Plan. At the time of termination, sales of 37,600 shares had been made pursuant to the 10b5-1 Plan. All transactions under the 10b5-1 Plan have been disclosed through Form 144 and Form 4 filings with the SEC.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1  Amendment No. 1 and Waiver to Credit Agreement, dated April 25, 2007, by and among ICO, Inc., Bayshore Industrial L.P. and ICO Polymers North America, Inc. (as “Borrowers”); KeyBank National Association and Wells Fargo Bank, National Association (as “Lenders”); and KeyBank National Association (as “Administrative Agent”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: April 26, 2007	By:	/s/ A. John Knapp, Jr.
	Name:	A. John Knapp, Jr.
	Title:	President and CEO